EXHIBIT 10.32

AGREEMENT

This AGREEMENT (the “Agreement”), dated as of March 19, 2009, by and among Esterna Ltd., a Cypriot limited company (“Esterna”), River Universal Trading Limited (“RUT”), Sergey Sulgin (“Sulgin”), Balance Capital LLC, by its sole owner Alexandre Agaian (“Agaian”), and Dmitry Vilbaum (“Vilbaum”). As used herein, the terms “Esterna”, “Sulgin”, “Agaian”, and “Vilbaum” includes its or his affiliated entities. The term “affiliated entites” shall be interpreted in accordance with the meaning of “affiliate” in Rule 144 of the Securities Act of 1933, as amended. Each of Esterna, RUT, Sulgin, Agaian, and Vilbaum, including their respective affiliated entities, may be referred to individually herein as a “Party” and, collectively, as the “Parties”.

WHEREAS, each of the Parties is the owner (directly or indirectly through an affiliated entity) of, or has agreed to acquire, shares of common stock of Terra Energy & Resource Technologies, Inc., a Delaware corporation (the “Company”);

WHEREAS, River Universal Trading Limited (“RUT”) informs the Parties that it will be transferring ownership of all of its securities of the Company, and all rights thereto, to Esterna on or about the date hereof or as soon as practicable thereafter (the “Securities Transfer”), and RUT’s obligations hereunder shall be the obligations of Esterna upon the consummation of the Securities Transfer;

WHEREAS, each of the Parties deem it in its or his best interest in order to provide for continuity and harmony in the election of members to the Company’s Board of Directors as long as certain criteria as described below are met;

WHEREAS, the Parties are free to acquire shares in the future or dispose of shares, and engage in any other lawful activity that a stockholder may engage in;

NOW, THEREFORE, it is agreed as follows:

1.     As long as Esterna is the owner, directly or indirectly, of at least 25% of the Company’s common stock entitled to vote on the election of directors, each of Sulgin, Agaian, and Vilbaum agrees to vote shares of the Company’s common stock that it or he owns and is entitled to vote for the election of one nominee of Esterna to the Company’s Board of Directors and for matters brought to them in implementation of the matters resolved by the Board of Directors of the Company at the meeting of March 19, 2009 (the “Agreed Matters”).

2.     The Parties’ obligation to vote for the Agreed Matters, including the election of one nominee of Esterna to the Company’s Board of Directors, is conditioned upon, and subject to, Esterna being required to vote and in fact voting all of the shares it owns or controls and is entitled to and has power to vote for the Agreed Matters, including the election of the two nominees of Sulgin, Agaian and Vilbaum as directors.

3.     As long as Sulgin is the owner, directly or indirectly, of at least 8,500,000 shares (such number to be automatically adjusted for “changes in capitalization” (as defined herein) of the Company) of the Company’s common stock entitled to vote on the election of directors, each of Esterna, RUT, Agaian, and Vilbaum agrees to vote shares of the Company’s common stock that it or he owns and is entitled to vote for the Agreed Matters, including the election of each of two nominees of Sulgin to the Company’s Board of Directors. As used herein, the term “changes in capitalization” means an event pursuant to which the outstanding shares of common stock of the Company are increased, decreased or changed into, or exchanged for a different number of shares of common stock, without receipt of consideration by the Company, whether through reorganization, merger, recapitalization, reclassification, forward stock split, reverse stock split, share dividend, stock consolidation or otherwise.

4.     The Parties’ obligation to vote for the Agreed Matters, including the election of two nominees of Sulgin to the Company’s Board of Directors, is conditioned upon, and subject to, Sulgin being required to vote and in fact voting all of the shares he owns or controls and is entitled to and has power to vote for the Agreed Matters, including the election of the nominee of Esterna, Agaian and Vilbaum as directors.

5.     As long as Agaian is an executive officer of the Company, each of Esterna, RUT, Sulgin, and Vilbaum agrees to vote shares of the Company’s common stock that it or he owns and is entitled and has power to vote for the Agreed Matters, including the election of Agaian to the Company’s Board of Directors.

6.     The Parties’ obligation to vote for the election of Agaian to the Company’s Board of Directors is conditioned upon, and subject to, Agaian being required to vote and in fact voting all of the shares he owns or controls and is entitled to and has power to vote for the Agreed Matters, including the election of the nominee of Esterna, Sulgin and Vilbaum as directors.

7.     As long as Vilbaum is an executive officer of the Company, each of Esterna, RUT, Sulgin, and Agaian agrees to vote shares of the Company’s common stock that it or he owns and is entitled and has power to vote for the Agreed Matters, including the election of Vilbaum to the Company’s Board of Directors.

8.     The Parties’ obligation to vote for the election of Vilbaum to the Company’s Board of Directors is conditioned upon, and subject to, Vilbaum being required to vote and in fact voting all of the shares he owns or controls and is entitled to and has power to vote for the Agreed Matters, including the election of the nominee of Esterna, Sulgin and Agaian as directors.

9.     The obligations hereunder shall terminate in three years, unless earlier terminated in accordance with the terms herein.

10.      Notwithstanding anything to the contrary herein, if Esterna is no longer the owner, directly or indirectly, of at least 25% of the Company’s issued common stock., Esterna is no longer required to vote for any nominee of any Party, and the other Parties are not required to vote for the election of a nominee of Esterna to the Company’s Board of Directors.

11.      Notwithstanding anything to the contrary herein, if Sulgin (including his affiliates) is no longer the owner, directly or indirectly, of at least 8,500,000 shares (as adjusted for “changes in capitalization”), Sulgin (including his affiliates) is no longer required to vote for any nominee of any Party, and the other Parties are not required to vote for the election of a nominee of Esterna to the Company’s Board of Directors.

12.      Notwithstanding anything to the contrary herein, if Agaian is no longer an executive officer of the Company, Agaian is no longer required to vote for any nominee of any Party, and the other Parties are not required to vote for the election of Agaian to the Company’s Board of Directors.

13.      Notwithstanding anything to the contrary herein, if Vilbaum is no longer an executive officer of the Company, Vilbaum is no longer required to vote for any nominee of any Party, and the other Parties are not required to vote for the election of Vilbaum to the Company’s Board of Directors.

14.      Notwithstanding the foregoing and anything to the contrary herein, in the event that a nominee of either Esterna or Sulgin is no longer required to be voted for in an election of directors, none of the other Parties are required to vote for any nominee or person to the Company’s Board of Directors hereunder.

15.      Notwithstanding anything to the contrary herein, in the event that any Party fails to fully comply with any of its voting obligations hereunder, each of the other Parties shall be permitted to deem such failure a breach of this Agreement and shall no longer have any obligations hereunder with respect to such breaching Party.

16.      This Agreement is not intended to restrict transferability of a Party’s shares or to restrict acquisition of additional shares or other rights in connection with shares of the Company. A Party is permitted to sell, transfer, tender, pledge, encumber, mortgage, gift, lend, assign, or otherwise dispose of, any of its or his shares or rights thereto.

17.      A Party is permitted to engage in any other lawful activity that a stockholder may engage in. This Agreement and the provisions herein do not create any fiduciary obligations by or among any Party thereto.

18.      This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflict of laws. The Parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts and the New York state courts located in New York County in the State of New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. The Parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Parties further agree that service of process upon a Party mailed by federal express (or other similar reputable courier or delivery service) shall be deemed in every respect effective service of process upon the Party in any such suit or proceeding. Nothing herein shall affect either Party’s right to serve process in any other manner permitted by law. The Parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The Parties hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Agreement.

19.      This Agreement contains the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Parties hereto makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement modifies and supersedes any and all pre-existing arrangements, whether oral or written, related to the subject matter of this Agreement. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Party to be charged with enforcement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; this Agreement, once executed by a Party, may be delivered to the other Party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the Party so delivering this Agreement. Each Party has been represented by its own independent counsel in connection with this Agreement. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then this Agreement shall be deemed inoperative. Each provision herein is dependent upon all other provisions, and failure to comply with any provision constitutes failure to comply with the entire Agreement. This Agreement shall be binding upon and inure to the benefit of each of the Parties and its respective successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. No Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. No waivers of any breach of this Agreement extended by any Party hereto to any other Party shall be construed as a waiver of any rights or remedies of any other Party hereto or with respect to any subsequent breach.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ESTERNA LTD. By: /s/ Andri Demetriou Name: Andri Demetriou Title: Director /s/ Sergey Sulgin Sergey Sulgin /s/ Dmitry Vilbaum Dmitry Vilbaum	RIVER UNIVERSAL TRADING LIMITED By: /s/ Maria Hadjicosti Name: Maria Hadjicosti Title: Director BALANCE CAPITAL LLC By: /s/ Alexandre Agaian Alexandre Agaian, its sole owner